AGREEMENT OF EXTENSION IN RELATION TO THE CONDITION PRECEDENT IN CLAUSE 2.1.2 OF THE SALE AGREEMENT

1.
We, the undersigned, refer to the written sale agreement entered into between AngloGold Ashanti Limited (Registration No:1944/017354/06) (“AngloGold”), Harmony Gold Mining Company Limited (Registration No: 1950/038232/06) and Harmony Moab Khotsong Operations Proprietary Limited (previously known as Coreland Property Investment Company Proprietary Limited) (Registration No: 2006/039120/07) (“Harmony Moab Khotsong”), on or about 18 October 2017 (the “Sale Agreement”).

2.	All capitalised terms used in this agreement of extension shall, unless the context indicates otherwise, have the meanings attributed thereto in the Sale Agreement.

3.
In terms of clause 2.8 of the Sale Agreement, the time period stipulated for the fulfilment of the Condition Precedent in clause 2.1.2 of the Sale Agreement may be extended by agreement in writing between AngloGold and Harmony Moab Khotsong on or before the date as stipulated in clause 2.1.2 of the Sale Agreement.

4.
In light of the aforegoing, AngloGold and Harmony Moab Khotsong hereby agree to extend the time period set out in the Condition Precedent in clause 2.1.2 of the Sale Agreement from “by no later than 15 January 2018” to “by no later than 7 February 2018”.

5.
This agreement of extension may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement as at the date of signature of the party that signs its counterpart last in time.

SIGNED by the parties on the following dates and at the following places respectively:

For:	ANGLOGOLD ASHANTI LIMITED

Signature:	/s/ CE Carter
who warrants that he / she is duly authorised thereto

Name:	CE Carter

Date:	January 12, 2018

Place:	Denver

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Velile Phillip Tobias
who warrants that he / she is duly authorised thereto

Name:	Velile Phillip Tobias

Date:	January 12, 2018

Place:	Randfontein

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Herman Perry
who warrants that he / she is duly authorised thereto

Name:	Herman Perry

Date:	January 12, 2017

Place:	Randfontein